UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2018

BUFFALO WILD WINGS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
Buffalo Wild Wings, Inc. (“BWW”) held a special meeting of shareholders on February 2, 2018. The following matters were voted upon by the shareholders:

1.
Merger Proposal. The proposal to approve the Agreement and Plan of Merger, dated as of November 27, 2017 (which, as it may be amended from time to time, we refer to as the “merger agreement”), by and among BWW, Arby’s Restaurant Group, Inc. (“Arby’s”), and IB Merger Sub I Corporation, a wholly owned subsidiary of Arby’s, pursuant to which BWW would be acquired by way of a merger and become a wholly owned subsidiary of Arby’s was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
11,018,289	47,190	22,611	–

2.
Golden Parachute Proposal. The proposal to approve, in a non-binding advisory vote, certain compensation that may be paid or become payable by BWW to its named executive officers in connection with the merger received more shares voted “For” than “Against” based on the following votes:

For	Against	Abstain	Broker Non-Votes
6,222,429	4,822,703	42,958	–

3.
Adjournment Proposal. The proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
10,357,167	701,806	29,117	–
Although Proposal 3 was approved, adjournment of the special meeting was not necessary or appropriate because BWW’s shareholders approved the merger agreement.
Each proposal is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on December 28, 2017, as amended and supplemented prior to the special meeting. The merger contemplated by the merger agreement is expected to close on February 5, 2018, subject to customary closing conditions.
Cautionary Note Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, (b) conditions to the consummation of the merger under the merger agreement may not be satisfied, (c) all or part of Arby’s financing may not become available, and (d) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent BWW from specifically enforcing the obligations of Arby’s under the merger agreement or recovering damages for any breach by Arby’s; (2) the effects that any termination of the merger agreement may have on BWW or its business, including the risks that (a) BWW’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring BWW to pay Arby’s a termination fee of $74 million, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on BWW and its business, including the risks that as a result (a) BWW’s business, operating results or stock price may suffer, (b) BWW’s current plans and operations may be disrupted, (c) BWW’s ability to retain or recruit key employees may be adversely affected, (d) BWW’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) BWW’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on BWW’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against BWW and others; (6) the risk that the merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of BWW’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016, as updated or supplemented by subsequent reports that BWW has filed or files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Arby’s nor BWW assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BUFFALO WILD WINGS, INC.

Date: February 2, 2018	By: /s/ Emily C. Decker Emily C. Decker Senior Vice President, General Counsel and Secretary

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